Exhibit 21

SUBSIDIARIES OF REGISTRANT

General Electric’s principal affiliates as of December 31, 2006, are listed below. All other affiliates, if considered in the aggregate as a single affiliate, would not constitute a significant affiliate.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT’S FINANCIAL STATEMENTS

	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization
American Silicones, Inc.	100	Indiana
Amersham Health Norge AS	100	Norway
Amersham plc	100	United Kingdom & Northern Ireland
Bently Nevada, LLC	100	Delaware
Cardinal Cogen, Inc.	100	Delaware
Caribe GE International of Puerto Rico, Inc.	100	Puerto Rico
Datex-Ohmeda, Inc.	100	Delaware
Everest VIT, Inc.	100	Delaware
GEA Parts, LLC	100	Delaware
GE Aviation Service Operation LLP	100	Singapore
GE Caledonian Limited	100	United Kingdom & Northern Ireland
GE Canada Company	100	Canada
GE Drives & Controls, Inc.	100	Delaware
GE Druck Holdings Limited	100	United Kingdom & Northern Ireland
GE Energy Europe B.V.	100	Netherlands
GE Energy Parts, Inc.	100	Delaware
GE Energy Products France SNC	100	France
GE Energy Services, Inc.	100	Delaware
GE Engine Services - Dallas, LP	100	Delaware
GE Engine Services Distribution, LLC	100	Delaware
GE Engine Services UNC Holding I, Inc.	100	Delaware
GE Engine Services, Inc.	100	Delaware
GE Fanuc Automation Americas, Inc.	90	Delaware
GE Fanuc Automation Corporation	50	Delaware
GE Gas Turbines (Greenville) L.L.C.	100	Delaware
GE Healthcare AS	100	Norway
GE Healthcare Bio-Sciences AB	100	Sweden
GE Healthcare Finland Oy	100	Finland
GE Healthcare Ltd.	100	United Kingdom & Northern Ireland
GE Healthcare Norge AS	100	Norway
GE Hungary Co. Ltd.	100	Hungary

	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization
GE Infrastructure, Inc.	100	Delaware
GE Ionics, Inc.	100	Massachusetts
GE Keppel Energy Services Pte. Ltd.	50	Singapore
GE Lighting/Plastics Austria GmbH & Co KG	100	Austria
GE Medical Systems Global Technology Company, LLC	100	Delaware
GE Medical Systems Information Technologies, Inc.	100	Wisconsin
GE Medical Systems Societe en Commandite Simple	100	France
GE Medical Systems, Inc.	100	Delaware
GE Medical Systems, LLC	100	Delaware
GE Medical Systems, Ultrasound & Primary Care Diagnostics LLC	100	Delaware
GE Military Systems	100	Delaware
GE Noryl, LLC	100	New York
GE Osmonics, Inc.	100	Minnesota
GE Pacific Pte Ltd	100	Singapore
GE Packaged Power, L.P.	100	Delaware
GE Petrochemicals, Inc.	100	Delaware
GE Plastics Espana ScpA	100	Spain & Canary Islands, Baleric Island
GE Plastics Finishing, Inc.	100	Delaware
GE Plastics Mt. Vernon, Inc.	100	Delaware
GE Polymerland, Inc.	100	Delaware
GE Security, Inc.	100	Delaware
GE Transportation Parts, LLC	100	Delaware
GE Transportation Systems Global Signaling, LLC	100	Delaware
GE Transportation Systems Parts Holding Inc.	100	Delaware
GE Wind Energy, LLC	100	Delaware
GE Yokogawa Medical Systems Ltd.	100	Japan, Ryukyu Islands
GEA Products LP	100	Delaware
GEAE Technology, Inc.	100	Delaware
General Electric (Bermuda) Ltd.	100	Bermuda
General Electric CGR Europe SAS	100	France
General Electric Europe Holdings C.V.	100	Netherlands
General Electric Financing C.V.	100	Netherlands
General Electric International (Benelux) BV	100	Netherlands
General Electric International, Inc.	100	Delaware
General Electric Plastics BV	100	Netherlands
General Electric Plastics Italia SRL	100	Italy
General Electric Services (Bermuda) Ltd.	100	Bermuda
Granite Services, Inc.	100	Delaware
IDX Systems Corporation	100	Vermont
MRA Systems, Inc.	100	Delaware
NBC Universal, Inc.	80	Delaware

	Percentage of voting securities directly or indirectly owned by registrant (1)	State or Country of incorporation or organization
Nuclear Fuel Holding Co., Inc.	100	Delaware
Nuovo Pignone Holding, S.p.A.	99	Italy
OEC Medical Systems, Inc.	100	Delaware
PII Limited	100	United Kingdom & Northern Ireland
Reuter-Stokes, Inc.	100	Delaware
Unison Industries, LLC	100	Delaware
Viceroy, Inc.	100	Delaware

General Electric Capital Services, Inc.	100	Delaware
General Electric Capital Corporation	100	Delaware
GE Insurance Solutions Corporation	100	Missouri

(1)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in above percentages.